Exhibit 99.1

Annexon Announces Pricing of $125.0 Million Underwritten Public Offering of Common Stock

BRISBANE, Calif., December 20, 2023 –– Annexon, Inc. (NASDAQ: ANNX), a clinical-stage biopharmaceutical company developing a new class of complement medicines for patients with classical complement-mediated autoimmune, neurodegenerative and ophthalmic disorders, today announced the pricing of an underwritten public offering of 25,035,000 shares of its common stock and pre-funded warrants to purchase 18,379,861 shares of common stock. The shares of common stock are being sold at a price of $2.880 per share and the pre-funded warrants are being sold at a price of $2.879 per share.

The total gross proceeds to Annexon are expected to be approximately $125.0, before deducting underwriting discounts and commissions and other offering expenses payable by Annexon. The offering is expected to close on December 26, 2023, subject to the satisfaction of customary closing conditions.

Jefferies and TD Cowen are acting as joint book-running managers for the offering.

The shares are being offered by Annexon pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on May 3, 2022. The offering is being made only by means of a prospectus supplement and the accompanying prospectus that will form a part of the registration statement. These documents can be accessed for free through the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus, when available, may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com; or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by telephone at (833) 297-2926 or by email at PostSaleManualRequests@broadridge.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Annexon

Annexon Biosciences (Nasdaq: ANNX) is a clinical-stage biopharmaceutical company utilizing a distinct scientific approach to stop C1q and all inflammatory aspects of classical complement pathway activation before it starts. As the only company solely focused on shutting down the early classical cascade, Annexon is developing a fit-for-purpose pipeline of therapeutics designed to provide meaningful benefits across multiple diseases of the body, brain and eye. With proof-of concept data in both Guillain-Barré syndrome and geographic atrophy, Annexon is rigorously advancing its mid-to late-stage clinical trials to bring their potential treatments to patients as quickly as possible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,”

“may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about the expected gross proceeds from the offering and the closing date of the offering. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to, among other things, market conditions and the satisfaction of customary closing conditions related to the public offering. Risks and uncertainties relating to Annexon and its business can be found under the section titled “Risk Factors” contained in the preliminary prospectus supplement and the accompanying prospectus, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Monique Allaire

THRUST Strategic Communications

monique@thrustsc.com

Media Contact:

Sheryl Seapy

Real Chemistry

949-903-4750

sseapy@realchemistry.com